Exhibit 4.17
EXECUTION COPY

Registration Rights Agreement
Dated as of May 12, 2008
among
Grupo Televisa, S.A.B.
and
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made and entered into this 12th day of May, 2008, among Grupo Televisa, S.A.B., a publicly traded limited liability stock corporation (sociedad anónima bursátil) organized under the laws of the United Mexican States (the “Company”), HSBC Securities (USA) Inc. (“HSBC”) and J.P. Morgan Securities Inc. (“JP Morgan”) (collectively, the “Initial Purchasers”).
This Agreement is made pursuant to the Purchase Agreement, dated May 6, 2008, among the Company and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of U.S.$500,000,000 principal amount of the Company’s 6.0% Senior Notes due 2018 (the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
1. Definitions.
As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Business Day” shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Luxembourg are authorized or required to be closed.
     “Closing Date” shall mean the Closing Time as defined in the Purchase Agreement.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary shall have an address in the Borough of Manhattan, in The City of New York.
     “Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.
     “Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.
     “Exchange Period” shall have the meaning set forth in Section 2.1 hereof.
     “Exchange Securities” shall mean the 6.0% Senior Notes due 2018 issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.
     “Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.
     “Indenture” shall mean the Indenture relating to the Securities dated as of August 8, 2000, between the Company and The Bank of New York, as Trustee, as supplemented by the first supplemental indenture dated as of August 8, 2000, the second supplemental indenture dated as of January 19, 2001, the third supplemental indenture dated as of September 13, 2001, the fourth supplemental indenture dated as of March 11, 2002, the fifth supplemental indenture dated as of March 8, 2002, the sixth supplemental indenture dated as of July 31, 2002, the seventh supplemental indenture dated as of March 18, 2005, the eighth supplemental indenture dated as of May 26, 2005, the ninth supplemental indenture dated as of September 6, 2005, the tenth supplemental indenture dated as of May 9, 2007, the eleventh supplemental indenture dated as of August 24, 2007 and the twelfth supplemental indenture dated as of the date hereof, among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
     “Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

     “Participating Broker-Dealer” shall mean any of HSBC, JP Morgan and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.
     “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Private Exchange” shall have the meaning set forth in Section 2.1 hereof.
     “Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have ceased to be outstanding or (iii) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy llp, counsel representing the Holders of Shelf Registrable Securities or Special Counsel and (x) the reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SAS 72” shall mean Statement on Auditing Standards No. 72.
     “SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.
     “Shelf Registrable Securities” shall have the meaning set forth in Section 2.5.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Special Counsel” shall have the meaning set forth in Section 3(g)(i).
     “TIA” shall have the meaning set forth in Section 2.1.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2. Registration Under the 1933 Act.
2.1 Exchange Offer. The Company shall, for the benefit of the Holders, at the Company’s cost, (A) use its best efforts to file with the SEC an Exchange Offer Registration Statement within 120 days on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Date, (C) use its best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, (D) use its best efforts to cause the Exchange Offer to be consummated not later than 210 days following the Closing Date and (E) for a period of 90 days following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any such participating broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.
In connection with the Exchange Offer, the Company shall:
(a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(b) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);
(c) utilize the services of the Depositary for the Exchange Offer;
(d) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e) notice each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and
(f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.
If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).
The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA, or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as the Exchange Securities.
As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:
(i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;
(ii) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Private Exchange;
(iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and
(iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the valid tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.
Upon consummation of the Exchange Offer in accordance with this Agreement, the Company shall have no further obligation to register the Registrable Securities pursuant to Section 2.2 of this Agreement.
2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company determines after consultation with its outside counsel that it is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Date or (B) the Exchange Offer is not consummated within 210 days after the Closing Date, (iii) upon the request of any of the Initial Purchasers holding Private Exchange Securities with respect to Registrable Securities that are not eligible for Exchange Securities in the Exchange Offer or if the Initial Purchasers do not receive freely tradable Exchange Securities in the Exchange Offer or (iv) upon notice of any Holder (other than an Initial Purchaser) given to the Company in writing within 30 days after the commencement of the Exchange Offer that (A) due to a change in law or SEC policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or SEC policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or an affiliate of the Company, then in case of each of clauses (i) through (iv) the Company shall, at its cost:
(a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 days after the original issue of the Registrable Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.
(b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of one year from the original issue of the Registrable Securities, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended up to a maximum of 90 days if necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.
(c) Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.
2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
2.4 Effectiveness.

(a) The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(k) hereof, if applicable.
(b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.
2.5 Interest. In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th calendar day following the Closing Date or (c) the Exchange Offer is not consummated or, if required, a Shelf Registration Statement is not declared effective, in either case, on or prior to the 210th calendar day following the Closing Date (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent (0.25%) at the beginning of each 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum provided, however, that no Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in clause (i) of the first paragraph of this Section 2.2 (it being understood, however, that in any such case the Company shall be obligated to file a Shelf Registration Statement and Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with clause (c)), that no Additional Interest shall be payable if the Shelf Registration Statement is not declared effective as set forth above because the request under clause (iii) of Section 2.2 or notice under clause (iv) of such paragraph was not made on a timely basis; and provided, further, that Additional Interest shall only be payable in case the Shelf Registration Statement is not declared effective as aforesaid.

Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to that particular Registration Default will cease. Immediately following the cure of all Registration Defaults or the date of the first anniversary of the last date of original issue of the Securities, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.
If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Registrable Securities covered by such Shelf Registration Statement (“Shelf Registrable Securities”) for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Shelf Registrable Securities will be increased by one-quarter of one percent (0.25%) per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such day that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period; provided that the maximum aggregate increase in the interest rate as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Shelf Registrable Securities pursuant to the first paragraph of this Section 2.5) will in no event exceed one percent (1%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Shelf Registrable Securities will be reduced to the original interest rate. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.
The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities entitled to receive the interest payment, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.
2.6 Luxembourg Stock Exchange. The Company shall, for the benefit of the Holders, use its best efforts to (A) file an application to list the Exchange Securities and the Shelf Registrable Securities, if any, on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange; (B) inform the Luxembourg Stock Exchange and cause notice to be published in a daily newspaper of general circulation in Luxembourg (which is expected to be d’Wort) prior to commencing the Exchange Offer or the Shelf Registration; (C) provide to the Luxembourg Stock Exchange documents relating to the Exchange Offer or Shelf Registration and consummate the exchange at the office of The Bank of New York (Luxembourg) S.A., the Paying Agent, Transfer Agent and Listing Agent in Luxembourg, at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg,

and (D) provide the results of the Exchange Offer or the Shelf Registration, including any increase in the interest rate, to the Luxembourg Stock Exchange and cause such results to be published in a daily newspaper of general circulation in Luxembourg.
3. Registration Procedures.
In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:
(a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Shelf Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein;
(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance in the case of a Shelf Registration with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);
(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities, in accordance with applicable law, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
(d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;
(e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;
(f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to HSBC and JP Morgan on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of HSBC and JP Morgan on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:
“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer”;
and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and
(B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to HSBC and JP Morgan on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement officers’ certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by SAS 72 (or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form) from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;
(g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish Milbank, Tweed, Hadley & McCloy llp, as special counsel for the Holders of Shelf Registrable Securities (or, if Milbank, Tweed, Hadley & McCloy llp is unable or unwilling to serve, such other special counsel (but not more than one) as may be selected by the Holders of a majority in principal amount of such Shelf Registrable Securities (“Special Counsel”)), copies of comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;
(h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested in writing);
(j) in the case of a Shelf Registration, cooperate with the selling Holders of Shelf Registrable Securities to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any restrictive legends; and enable such Shelf Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Shelf Registrable Shelf Securities;
(k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities or Participating Broker- Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to finish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request and the Initial Purchasers, on their own behalf and on behalf of subsequent holders, hereby agree to suspend use of the Prospectus until the Company has amended or supplemented to correct such misstatement or omission;
(l) obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
(n) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shelf Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:
(i) make such representations and warranties to the Holders of such Shelf Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;
(ii) obtain opinions of United States and Mexican counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Shelf Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters set forth in Exhibit A with such customary exceptions and qualifications as contained in the opinions delivered pursuant to the Purchase Agreement and such other matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and, if there are no underwriters, use reasonable efforts to have such letter addressed to the selling Holders of Shelf Registrable Securities (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;
(iv) if so requested by the Majority Holders, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Shelf Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;
(v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; provided that such underwriting agreement shall contain customary provisions regarding indemnification of the Company with respect to information provided by the underwriter; and
(vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Shelf Registrable Securities being sold and the managing underwriters, if any.
The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;
(o) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer, any Special Counsel or any accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, Special Counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers, provided, however that such records, documents or information which the Company identifies as being confidential shall not be disclosed by the representative, Holder, attorney or accountant unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or as part of the evidentiary procedures of a court of competent jurisdiction; or (iii) such records, documents or information have previously been generally made available to the public.
(p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to Milbank, Tweed, Hadley & McCloy llp, as counsel to the Holders of Registrable Securities, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or such counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and such counsel to the Holders of Registrable

Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or such counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and
     (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Shelf Registrable Securities, to the Initial Purchasers, to Special Counsel and to the underwriter or underwriters of an underwritten offering of Shelf Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, Special Counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Shelf Registrable Securities, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall not have previously been advised and furnished a copy of or to which such Majority Holders, the Initial Purchasers of behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, Special Counsel or any underwriter.
(q) in the case of a Shelf Registration, use its best efforts to cause all Exchange Securities and Shelf Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(r) in the case of a Shelf Registration, use its reasonable best efforts to cause the Shelf Registrable Securities to be rated by two nationally recognized statistical rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(s) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;
(t) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD); and
(u) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private

Exchange, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).
In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Shelf Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Shelf Registrable Securities as the Company may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act.
In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Shelf Registrable Securities current at the time of receipt of such notice.
During any 365-day period, the Company, upon notice to the Holders, may suspend the availability of such Registration Statement for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Securities), but not more than an aggregate of 60 days during any 365-day period, if the Company’s Board of Directors determines in good faith that there is a valid purpose for the suspension.
If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering, provided such selection is acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
4. Indemnification; Contribution.
(a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter

(any such Person being an “Underwriter”), each of their respective directors, officers and affiliates and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and
(iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided therein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and provided further, that the Company shall not indemnify any Underwriter or any person who controls such Underwriter from any loss, liability, claim or damage (or expense incurred in connection therewith) alleged by any person who purchased Exchange Securities or Registrable Securities from such Underwriter if the untrue statement, omission or allegation thereof upon which such loss, liability, claim or damage is based was made in (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Exchange Securities or Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Underwriter or any person who controls such Underwriter, after such time as the Company advised the Underwriters that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, if the Prospectus as amended or supplemented by such post-effective amendment or supplement would not have given rise to such loss, liability, claim or damage; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired.
(b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors, officers and affiliates, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.
(c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses. Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding within a reasonable time or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement unless the indemnifying party in good faith shall be contesting the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the indemnified party to indemnification under the terms of this Section 4.
(e) If the indemnification provided for in this Section 4 is for any reason unavailable to hold harmless an indemnified party (other than by reason of the first sentence of Section 4(c)) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 4, in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it pursuant to the Purchase Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective directors, officers, agents, employees and affiliates shall have the same rights to contribution as such Initial Purchaser or Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Company’s directors, officers, agents, employees and affiliates shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.
5. Miscellaneous.
5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary under applicable rules and regulations to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company’s obligations under this Section 5.1 shall terminate upon the later of the consummation of the Exchange Offer and the Effectiveness Period.
5.2 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.
5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.
5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
5.7 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.
5.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
5.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
5.10 GOVERNING LAW; CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

(b) Each of the Initial Purchasers and the Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.
(c) The Company designates, appoints, and empowers CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 5 reasonably satisfactory to the Majority Holders. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 5.10 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRUPO TELEVISA, S.A.B.
By:	/s/ Salvi Folch Viadero
	Name:	Salvi Folch Viadero
	Title:	Chief Financial Officer

By:	/s/ Joaquín Balcárcel Santa Cruz
	Name:	Joaquín Balcárcel Santa Cruz
	Title:	Vice President — Legal and General Counsel

CONFIRMED AND ACCEPTED as of the date first above written: HSBC SECURITIES (USA) INC.
By:	/s/ Karen L. Giles
	Name:	Karen L. Giles
	Title:	Senior Vice President

J.P. MORGAN SECURITIES INC.
By:	/s/ Raimundo Langlois
	Name:	Raimundo Langlois
	Title:	Executive Director

Exhibit A
The Exchange Offer Registration Statement, as of its effective date, and the Prospectus, as of the date hereof (except as to (x) the financial statements, notes and schedules thereto and other financial data contained or incorporated by reference therein, and (y) the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act*. In the course of the preparation of the Exchange Offer Registration Statement and the Prospectus, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company at which the contents of the Exchange Offer Registration Statement and the Prospectus were discussed. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Exchange Offer Registration Statement and the Prospectus and have made no independent check or verification thereof. Subject to the foregoing and on the basis of information we have gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that (i) the Exchange Offer Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) the Prospectus (including the documents incorporated by reference therein), as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to (a) the financial statements, notes and schedules thereto included in, or incorporated by reference into, the Exchange Offer Registration Statement or the Prospectus and (b) other financial data and information included in, incorporated by reference into or omitted from the Exchange Offer Registration Statement or the Prospectus.

*	To be provided only by United States counsel.